Exhibit 1.1

EXECUTION COPY

The Estée Lauder Companies Inc.

1.700% Senior Notes Due 2021

4.375% Senior Notes Due 2045

Underwriting Agreement

New York, New York

May 5, 2016

To the Representatives named in
Schedules I(a) and I(b) hereto of
the several Underwriters named
in Schedule II hereto

Ladies and Gentlemen:

The Estée Lauder Companies Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $450,000,000 principal amount of its 1.700% Senior Notes due 2021 (the “2021 Notes”) and $150,000,000 principal amount of its 4.375% Senior Notes due 2045 (the “2045 Notes” and, together with the 2021 Notes, the “Securities”) identified in Schedule II hereto, to be issued under an indenture dated as of November 5, 1999 (the “Indenture”), between the Company and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, N.A., as trustee (the “Trustee”).  The 2045 Notes will constitute a further issuance of, form a single series with, be fully fungible with and vote with the Company’s outstanding $300,000,000 aggregate principal amount of 4.375% Senior Notes due 2045 issued on June 4, 2015.  To the extent there are no additional Underwriters listed on Schedules I(a) and I(b) other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 20 hereof.

1.                                    Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                               The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedules I(a) and I(b) hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Time of Sale, became effective upon filing.  The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Time of Sale, and to the extent not completed at the Time of Sale, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Time of Sale, will be included or made therein.  The Registration Statement, at the Time of Sale, meets the requirements set forth in Rule 415(a)(1)(x).

(b)                              On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Time of Sale, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the Underwriter Information (as defined herein).

(c)                               (i) The Disclosure Package and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, at the Time of Sale does not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(d)                             (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Time of Sale (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)                               (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Time of Sale (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)                                Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(g)                              Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Registration Statement, Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, there has not been any change in the capital stock (other than pursuant to employee and non-employee director stock option plans and employment agreements in each case existing on the date of this Agreement) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus.

(h)                              The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, Disclosure Package and the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as do not and would not, individually or in the aggregate, have a material adverse effect on the business, prospects, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or such as do not and would not, individually or in the aggregate, have a Material Adverse Effect.

(i)                                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Disclosure Package and in the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to be so qualified would not have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation, limited liability company or other legal entity in good standing under the laws of its jurisdiction of incorporation, except where failure to be in such good standing would not have a Material Adverse Effect.

(j)                                  The Company has an authorized capitalization as set forth in the Registration Statement, Disclosure Package and in the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock, membership interests or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and as disclosed in the Registration Statement, Disclosure Package and in the Final Prospectus) are owned directly or indirectly by the Company (except for minority interests in those subsidiaries of the Company set forth on Schedule III attached hereto), free and clear of all liens, encumbrances, equities or claims.

(k)                              The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for foreign and state securities and Blue Sky laws, and except for breaches, violations or defaults (other than any relating to the Certificate of Incorporation or By-laws of the Company) that would not, individually or in the aggregate, have a Material Adverse Effect or in the aggregate impair the Company’s ability to consummate the transactions herein contemplated; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement except the registration under the Act of the Securities, any required filings under the Exchange Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(l)                                  Neither the Company nor any of the subsidiaries listed on Annex A hereto, which are the only significant subsidiaries of the Company as defined by Rule 1-02 of regulation S-X (each, a “Principal Subsidiary” and collectively, the “Principal Subsidiaries”) is in violation of its Certificate of Incorporation or By-laws and neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would have a Material Adverse Effect.

(m)                          The statements set forth in the Registration Statement, Disclosure Package and Final Prospectus under the captions “Description of Securities” and “Description of the Senior Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders,” insofar as they purport to summarize the provisions of the laws and documents and transactions referred to therein, are accurate and correct in all material respects.

(n)                              Other than as set forth in the Registration Statement, Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a

Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(o)                              There are no contracts or documents of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

(p)                              Each of the Company and its subsidiaries owns or has rights to adequate foreign and domestic patents, patent licenses, trademarks, service marks, trade names, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) necessary to carry on their respective businesses as of the date hereof, and neither the Company nor any of its subsidiaries is aware that it would interfere with, infringe upon or otherwise come into conflict with any Intellectual Property rights of third parties as a result of the operation of the business of the Company or any subsidiary as of the date hereof that, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(q)                              Except as disclosed in the Registration Statement, the Disclosure Package and in the Final Prospectus, there are no holders of securities (debt or equity) of the Company or any of its subsidiaries, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or any of its subsidiaries, who have the right to request the Company or any of its subsidiaries to include securities held by them under the Registration Statement.

(r)                                 The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(s)                                KPMG LLP, who have certified certain financial statements and the related financial statement schedule of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

(t)                                 The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and its consolidated subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors; (G) the Company and its consolidated subsidiaries’ internal controls over financial reporting are effective and the Company and its consolidated subsidiaries are not aware of any material weakness in their internal controls over financial reporting; and (H) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u)                              The Company and its consolidated subsidiaries employ “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, appropriate to allow timely decisions regarding disclosure and such disclosure controls and procedures are effective.

(v)                              This Agreement has been duly authorized, executed and delivered by the Company.

(w)                          The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors’ rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

(x)                              There is and has been no material failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(y)                              Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  The prohibition of noncompliance with the foregoing is covered by the codes of conduct or other procedures instituted and maintained by the Company and its subsidiaries.  No part of the proceeds of the offering will be used in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(z)                               The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping in all material respects and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa)                        None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned by or is acting on behalf of, a person or entity that is currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union or the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) (collectively, “Sanctions”) or (ii) will use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such financing, is the subject of any Sanctions or in any other manner that would cause the Company, any of its subsidiaries or any person or entity participating in the offering (whether as underwriter, advisor, investor or otherwise) to violate any Sanctions.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                    Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedules I(a) and I(b) hereto, respectively, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.                                    Delivery and Payment.  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedules I(a) and I(b) hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.  Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two Business Days in advance of the Closing Date.

The Company agrees to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.

4.                                    Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.                                    Agreements.  The Company agrees with the several Underwriters that:

(a)                               Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                              To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule V hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)                               If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)                             If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)                               As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)                                The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g)                              The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)                              The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the

Free Writing Prospectuses included in Schedule IV hereto and any electronic road show, if used.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company (x) agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and confirms (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)                                  The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company and having a tenor of more than one year (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day that is the Closing Date as set forth on Schedules I(a) and I(b) hereto.

(j)                                  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)                              The Company agrees to pay: (i) the expenses of printing or other production of all documents related to the offering of the Securities, (ii) the fees and disbursements of KPMG LLP, in connection with the preparation of its letter required by Section 6(f) of this Agreement, (iii) the fees and disbursements of its counsel related to the offering of the Securities, (iv) the reasonable fees and disbursements of the Trustee relating to the offering of the Securities that are payable on the Closing Date, (v) any fees charged by rating agencies for rating the Securities and (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters).

6.                                    Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Time of Sale and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                               The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                              The Company shall have furnished to the Representatives:

(i)                                  an opinion of Weil, Gotshal & Manges LLP, counsel to the Company, dated the Closing Date and addressed to the Representatives, in form and substance set forth on Exhibit A hereto; and

(ii)                              a letter of Weil, Gotshal & Manges LLP, dated the Closing Date, in form and substance set forth on Exhibit B hereto.

(c)                               The Representatives shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)                             The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show, if any, used in connection with the offering of the Securities, and this Agreement and that:

(i)                                  the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                              no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                          since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e)                               At or prior to the Closing Date, the Company shall have executed and delivered to the Underwriters an officers’ certificate for each series of the Securities pursuant to Section 3.01 of the Indenture, in form and substance reasonably satisfactory to the Underwriters, and the Indenture and such officers’ certificates shall be in full force and effect.

(f)                                The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Time of Sale and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Time of Sale and as of the Closing Date, in form and substance satisfactory to the Representatives.

(g)                              Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h)                              Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)                                  Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Weil, Gotshal & Manges LLP, counsel for the Company, at 767 Fifth Avenue, New York, New York 10153, on the Closing Date.

7.                                    Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives, on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                                    Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  For purposes of this Agreement, it being understood and agreed upon that the only information so furnished shall be (i) the fourth paragraph under the caption “Underwriting” concerning the terms of the offering by the Underwriters, and (ii) the eighth, ninth and tenth paragraphs under the caption “Underwriting” concerning stabilizations, penalty bids and over-allotments by the Underwriters (collectively, the “Underwriter Information”).  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                              Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to the Underwriter Information.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)                               Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                             In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                    Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                            Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any of the Disclosure Package, the Final Prospectus (exclusive of any amendment or supplement thereto), or this Agreement.

11.                            Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.       Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, (fax no.: (212) 834-6081); Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attention: High Grade Debt Capital Markets Transaction Management/Legal, (fax no. (646) 855-5958); Mitsubishi UFJ Securities (USA), Inc., 1221 Avenue of the Americas, New York, New York 10020, Attention: Capital Markets Group, (fax no.: (646) 434-3455); or, if sent to the Company, will be mailed, delivered or telefaxed to it at 7 Corporate Center Drive, Melville, New York 11747-3166 (fax no.: (631) 847-6215); Attention of Treasurer, with a copy to it at 767 Fifth Avenue, New York, New York 10153 (fax no.: (212) 572-3989); Attention of the General Counsel.

13.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date of this Agreement.

14.       No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.       Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.       Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.       Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.       Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.       Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.       Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Time of Sale.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Time of Sale, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Time of Sale together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Time of Sale” shall mean 3:45 p.m. Eastern on May 5, 2016, that being the time at or immediately prior to the time when sales of the Securities were first made.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

THE ESTÉE LAUDER COMPANIES INC.

By:	/s/ Tracey T. Travis
	Name:	Tracey T. Travis
	Title:	Executive Vice President and
Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedules I(a) and I(b) hereto.

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mitsubishi UFJ Securities (USA), Inc.

By: J.P. Morgan Securities LLC

By: /s/ Robert Bottamedi
Name: Robert Bottamedi
Title:   Vice President

By: Merrill Lynch, Pierce, Fenner & Smith

Incorporated

By: /s/ Brendan Hanley
Name: Brendan Hanley
Title:  Managing Director

By: Mitsubishi UFJ Securities (USA), Inc.

By: /s/ Richard Testa
Name: Richard Testa
Title:   Managing Director

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I(a)

Securities

1.700% Senior Notes Due 2021

Underwriting Agreement dated May 5, 2016

Registration Statement No.:	333-204381

Representatives:	J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Mitsubishi UFJ Securities (USA), Inc.

Title of Securities:	1.700% Senior Notes due 2021 (the “2021 Notes”)

Principal Amount:	$450,000,000

Interest Rate:	1.700%

Purchase Price:	99.626%

Offering Price:	99.976%

Interest Payment Dates:	May 10 and November 10, commencing November 10, 2016

Subordination Provisions:	None

Optional Redemption:	At any time prior to April 10, 2021 (one month prior to the maturity date of the 2021 Notes), Make-Whole Call at Treasury + 10 bps

On or after April 10, 2021 (one month prior to the maturity date of the 2021 Notes), Par Call

Sinking Fund Provisions:	None

Method of Payment of Securities:	Wire transfer of funds

Other Provisions:	Closing Date, Time and Location: May 10, 2016 at 10:00 a.m. at

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

Type of Offering:	Non-delayed

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: until the Business Day that is the Closing Date

SCHEDULE I(b)

Securities

4.375% Senior Notes Due 2045

Underwriting Agreement dated May 5, 2016

Registration Statement No.:	333-204381

Representatives:	J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Mitsubishi UFJ Securities (USA), Inc.

Title of Securities:	4.375% Senior Notes due 2045 (the “2045 Notes”)

Principal Amount:	$150,000,000

The 2045 Notes will constitute a further issuance of, form a single series with, be fully fungible with and vote with the Company’s outstanding $300,000,000 aggregate principal amount of 4.375% Senior Notes due 2045 issued on June 4, 2015. Upon settlement, the total aggregate principal amount of the Company’s 4.375% Senior Notes due 2045 will be $450,000,000.

Interest Rate:	4.375%

Purchase Price:	109.972%, plus accrued and unpaid interest from December 15, 2015

Offering Price:	110.847%, plus accrued and unpaid interest from December 15, 2015

Interest Payment Dates:	June 15 and December 15, commencing June 15, 2016

Interest Accrual Date:	December 15, 2015

Subordination Provisions:	None

Optional Redemption:	At any time prior to December 15, 2044 (six months prior to the maturity date of the 2045 Notes), Make-Whole Call at Treasury + 25 bps

On or after December 15, 2044 (six months prior to the maturity date of the 2045 Notes), Par Call

Sinking Fund Provisions:	None

Method of Payment of Securities:	Wire transfer of funds

Other Provisions:	Closing Date, Time and Location: May 10, 2016 at 10:00 a.m. at

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

Type of Offering:	Non-delayed

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: until the Business Day that is the Closing Date

SCHEDULE II

Underwriters	Principal Amount of 2021 Notes to be Purchased	Principal Amount of 2045 Notes to be Purchased

J.P. Morgan Securities LLC	$99,000,000	$33,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	99,000,000	33,000,000
Mitsubishi UFJ Securities (USA), Inc.	99,000,000	33,000,000
BNP Paribas Securities Corp.	27,900,000	9,300,000
Citigroup Global Markets Inc.	27,900,000	9,300,000
Goldman, Sachs & Co.	16,200,000	5,400,000
HSBC Securities (USA) Inc.	16,200,000	5,400,000
Lloyds Securities Inc.	16,200,000	5,400,000
RBC Capital Markets, LLC	16,200,000	5,400,000
U.S. Bancorp Investments, Inc.	16,200,000	5,400,000
BBVA Securities Inc.	8,100,000	2,700,000
The Williams Capital Group, L.P.	8,100,000	2,700,000
Total	$450,000,000	$150,000,000

SCHEDULE III

Certain Subsidiaries with Minority Interests

Not Held Directly or Indirectly by the Company

Subsidiary	ELC Ownership

ELCA Cosmetics Limited and its wholly-owned subsidiaries: Estee Lauder Hellas S.A., Estee Lauder Bulgaria EOOD and Estee Lauder Romania s.r.l.	51%

By Kilian Middle East FZE	51%

SCHEDULE IV

Schedule of Free Writing Prospectuses included in the Disclosure Package

Information contained on Schedule V

SCHEDULE V

FINAL TERM SHEET

May 5, 2016

1.700% Senior Notes due 2021

4.375% Senior Notes due 2045

1.700% Senior Notes due 2021

Issuer:	The Estée Lauder Companies Inc.

Security:	1.700% Senior Notes due 2021 (the “2021 Notes”)

Size:	$450,000,000

Maturity Date:	May 10, 2021

Coupon:	1.700%

Interest Payment Dates:	May 10 and November 10, commencing November 10, 2016

Interest Accrual Date:	May 10, 2016

Price to Public:	99.976%

Benchmark Treasury:	1.375% due April 30, 2021

Benchmark Treasury Yield:	1.205%

Spread to Benchmark Treasury:	+ 50 bps

Yield:	1.705%

Optional Redemption:

At any time prior to April 10, 2021 (one month prior to the maturity date of the 2021 Notes), Make-Whole Call at Treasury + 10 bps

On or after April 10, 2021 (one month prior to the maturity date of the 2021 Notes), Par Call

Reference Treasury Dealers:	J.P. Morgan Securities LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated

Expected Settlement Date:	May 10, 2016 (T+3)

CUSIP / ISIN:	29736RAH3 / US29736RAH30

Anticipated Ratings:

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Mitsubishi UFJ Securities (USA), Inc.
Senior Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc.
Co-Managers:	Goldman, Sachs & Co. HSBC Securities (USA) Inc. Lloyds Securities Inc. RBC Capital Markets, LLC U.S. Bancorp Investments, Inc. BBVA Securities Inc. The Williams Capital Group, L.P.

4.375% Senior Notes due 2045

Issuer:	The Estée Lauder Companies Inc.

Security:	4.375% Senior Notes due 2045 (the “2045 Notes”)

Size:

$150,000,000

The 2045 Notes will constitute a further issuance of, form a single series with, be fully fungible with and vote with the Issuer’s outstanding $300,000,000 aggregate principal amount of 4.375% Senior Notes due 2045 issued on June 4, 2015. Upon settlement, the total aggregate principal amount of the Issuer’s 4.375% Senior Notes due 2045 will be $450,000,000.

Maturity Date:	June 15, 2045

Coupon:	4.375%

Interest Payment Dates:	June 15 and December 15, commencing June 15, 2016

Interest Accrual Date:	December 15, 2015

Price to Public:	110.847%, plus accrued and unpaid interest from December 15, 2015

Benchmark Treasury:	3.000% due November 15, 2045

Benchmark Treasury Yield:	2.603%

Spread to Benchmark Treasury:	+ 115 bps

Yield:	3.753%

Optional Redemption:

At any time prior to December 15, 2044 (six months prior to the maturity date of the 2045 Notes), Make-Whole Call at Treasury + 25 bps

On or after December 15, 2044 (six months prior to the maturity date of the 2045 Notes), Par Call

Reference Treasury Dealers:	Citigroup Global Markets Inc. or Goldman, Sachs & Co.

Expected Settlement Date:	May 10, 2016 (T+3)

CUSIP / ISIN:	29736R AG5 / US29736RAG56

Anticipated Ratings:

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Mitsubishi UFJ Securities (USA), Inc.
Senior Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc.
Co-Managers:	Goldman, Sachs & Co. HSBC Securities (USA) Inc. Lloyds Securities Inc. RBC Capital Markets, LLC U.S. Bancorp Investments, Inc. BBVA Securities Inc. The Williams Capital Group, L.P.

Material U.S. Federal Income Tax Considerations:

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the 2021 Notes and the 2045 Notes. The 2021 Notes and the 2045 Notes are referred to in this discussion collectively as the “Notes” . This discussion applies only to Notes that are held as a capital asset for U.S. federal income tax purposes, and is applicable only to holders who purchase the 2021 Notes or the 2045 Notes in this offering at the “Price to Public” of the applicable series of Notes set forth in this final term sheet. For U.S. federal income tax purposes, the 2045 Notes offered hereby will be treated as part of the same “issue” with the same “issue price” and “issue date” as the existing 2045 Notes.

This discussion does not describe all of the tax

consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•                 financial institutions;

•                 insurance companies;

•                 dealers or traders subject to a mark-to-market method of tax accounting with respect to the Notes;

•                 persons holding the Notes as part of a “straddle,” hedge, integrated transaction or similar transaction;

•                 U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•                 partnerships or other pass-through entities for U.S. federal income tax purposes; and

•                 tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this final term sheet may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes.

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•                 an individual who is a citizen or resident of the United States;

•                 a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•                 an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

Stated Interest

Stated interest (excluding any prior accrued interest, in the case of the 2045 Notes, which is discussed below under “—Prior Accrued Interest”) on the Notes will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

Prior Accrued Interest

A portion of the purchase price of the 2045 Notes is attributable to the amount of interest accrued prior to the date the 2045 Notes are issued in this offering, or “prior accrued interest.” A portion of the stated interest payment on June 15, 2016 on the 2045 Notes equal to any prior accrued interest will be treated as a nontaxable return of such prior accrued interest and will reduce your tax basis in the 2045 Notes.

Bond Premium

If your purchase price for a 2045 Note (excluding any portion attributable to prior accrued interest) exceeds the stated principal amount of the 2045 Note, the excess generally will constitute amortizable bond premium. You generally may elect to amortize this bond premium over the remaining term of the 2045 Note using a constant yield method. Because, however, the 2045 Notes may be redeemed by us prior to maturity at a premium, special rules will apply to defer some or all of the amount of amortizable bond premium that you could otherwise amortize with respect to a 2045 Note in one or more years. Among other things, the application of these rules to a debt instrument with a “make-whole” redemption feature, such as the 2045 Notes, is unclear. These special rules should not apply if you elect to treat all interest on the 2045 Notes as original issue discount (“OID”) for U.S. federal income tax purposes.

Generally, you may use the amortizable bond premium allocable to an accrual period to offset stated interest otherwise required to be included in income with respect to the 2045 Note in that accrual period. Your tax basis in the 2045 Notes will be decreased by the amount of amortizable bond premium allowable as an offset in each accrual period. An election to amortize bond premium applies to all taxable bonds held during or after the taxable year for which the election is made, and can be revoked only with the consent of the IRS. You should consult your tax advisor regarding the calculation of amortizable bond premium allowable as a deduction each year, and whether it is advisable to elect to treat all interest on the 2045 Notes as OID.

Sale, Exchange or Other Taxable Disposition of Notes

Upon the sale, exchange or other taxable disposition of a Note, you generally will recognize gain or loss equal to the difference between the amount realized upon such disposition and the adjusted tax basis of the Note. Your adjusted tax basis in a Note generally will be equal to the amount you paid for the Note (excluding any amount paid in respect of prior accrued interest) reduced by any amortizable bond premium previously amortized. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest and taxed as described under “—Stated Interest” above, except for prior accrued interest in the case of the 2045 Notes, which will be treated in the manner described under “—

Prior Accrued Interest” above.

Generally, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of net capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of stated interest on the Notes, and the proceeds of a sale or other taxable disposition (including a retirement or redemption) of a Note paid to you (unless you are an exempt recipient such as a corporation).

Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “non-U.S. holder.” A non-U.S. holder is a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•                 a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•                 a foreign corporation; or

•                 an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition of a Note. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of a Note.

U.S. Federal Withholding Tax

Subject to the discussion below concerning FATCA and backup withholding, U.S. federal withholding tax will not apply to any payment of principal or interest on the Notes, provided that in the case of interest:

•                 you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the applicable provisions of the Code and the Treasury regulations;

•                 you are not a controlled foreign corporation for U.S. federal income tax purposes that is related to us, directly or indirectly, through stock ownership; and

•                 you certify on a properly executed IRS Form W-8BEN or W-8BEN-E, under penalties of perjury, that you are not a United States person as defined under the Code.

If you cannot satisfy the requirements described above, payments of interest will generally be subject to a 30% U.S. federal withholding tax unless a tax treaty applies to reduce or eliminate the tax. Interest payments, however, that are effectively connected with the conduct of a trade or business by you within the United States (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you) are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax, as described below under “—U.S. Federal Income Tax.” To claim any reduction of or exemption from the 30% withholding tax, you should provide a properly executed IRS Form W-8BEN or W-8BEN-E claiming a reduction of or an exemption from withholding tax under an applicable tax treaty or a properly executed IRS Form W-8ECI stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

U.S. Federal Income Tax

Any gain, other than amounts attributable to accrued but unpaid interest which is taxable as set forth above, realized on the disposition of a Note (including a redemption or retirement) will generally not be subject to U.S. federal income tax unless such gain is effectively connected with your conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you).

If you are engaged in a trade or business in the United States and interest or gain on the Notes is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, is attributable to a permanent establishment maintained by you within the United States), you will be subject to U.S. federal income tax (but not U.S. withholding tax assuming, in the case of interest, a properly executed IRS Form W-8ECI is provided) on such interest or gain on a net income basis in generally the same manner as if you were a U.S. person. In addition, in certain circumstances, if you are a foreign corporation you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

Backup Withholding and Information Reporting

Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty or other intergovernmental agreement.

Unless you comply with certification procedures to establish that you are not a United States person as defined under the Code, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes and you may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the Notes and, beginning in 2019, on payments of proceeds of sales or redemption of the Notes paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies which is typically evidenced by delivery of a properly executed IRS Form W-8BEN-E. An intergovernmental agreement between the United States and the entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). You should consult your tax advisor regarding the effects of FATCA on your investment in the Notes.

Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Estée Lauder Companies Inc. has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, The Estée Lauder Companies Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-

4533, by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or by calling Mitsubishi UFJ Securities (USA), Inc. toll-free at 1-877-649-6848.

This final term sheet supplements, and should be read in conjunction with, The Estée Lauder Companies Inc. preliminary prospectus supplement dated May 5, 2016 and accompanying prospectus dated May 21, 2015 and the documents incorporated by reference therein.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

ANNEX A

Significant Subsidiaries

ELC Management LLC

ELCA Cosmetics GmbH

Estee Lauder Coordination Center BVBA

Estee Lauder Cosmetics Limited

Estee Lauder Europe, Inc.

Estee Lauder Inc.

Estee Lauder International, Inc.

Estee Lauder Luxembourg S.a.R.L.

Estee Lauder (Shanghai) Commercial Company Ltd.